Exhibit 8

Subsidiaries

Below is a list of our subsidiaries as of March 31, 2021:

Name	Country of Incorporation	% of Equity Interest

Diginex Limited	Hong Kong	100%
Eqonex Markets Limited	Hong Kong	100%
DigitalTech Global Limited	Hong Kong	100%
Eqonex (HK) Limited	Hong Kong	100%
Eqonex Solutions Limited	Hong Kong	100%
Eqonex Financial Limited	Hong Kong	100%
Diginex Capital (Hong Kong) Limited	Hong Kong	100%
Bletchley Park Asset Management (Hong Kong) Limited	Hong Kong	100%
Eqonex Ventures Limited	Hong Kong	100%
Diginex Data Centre Services Limited	Hong Kong	100%
Diginex Global Markets Holdings Limited	Hong Kong	100%
Eqonex Capital Pte Ltd	Singapore	100%
Eqonex Solutions Pte Ltd	Singapore	100%
Digital Software Technology Pte Ltd	Singapore	100%
Digivault Limited	United Kingdom	85%
Diginex (UK) Limited	United Kingdom	100%
Eqonex Capital Limited	United Kingdom	100%
Diginex SA	Switzerland	100%
Digital Markets Limited	Seychelles	100%
Bletchley Park Asset Management Jersey Limited	Jersey	100%
Diginex Capital (Jersey) Limited	Jersey	100%
Diginex GmbH	Germany	100%
Diginex Limited	China	100%
Diginex Co.,Ltd	Korea	100%
EQUOS Investment Products S.A.R.L	Luxembourg	100%
Digital Software Technology Vietnam Limited	Vietnam	100%
8i Enterprises Acquisition Corp	British Virgin Islands	100%